EXHIBIT 99.5

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), is made as of May 2, 2003, by and among BIG CITY RADIO, INC., a Delaware corporation (“BCR”), BIG CITY RADIO-CHI, L.L.C., a Delaware limited liability company (“BCR License Sub”; BCR, together with BCR License Sub, “Seller”), HBC ILLINOIS, INC., a Delaware corporation (“HBC Illinois”), and HBC LICENSE CORPORATION, a Delaware corporation (“HBC License” and together with HBC Illinois the “Purchaser”).

WHEREAS, Seller and HBC Illinois are parties to that certain Asset Purchase Agreement dated as of January 2, 2003 (as amended by the First Amendment to Asset Purchase Agreement, dated as of January 10, 2003, the “Purchase Agreement”);

WHEREAS, HBC Illinois and Seller desire to make certain modifications to the Purchase Agreement, including, among other matters, (i) to include HBC License as a party thereto and (ii) to reflect the rescission of the designation of the Designated Licensee as the proposed assignee of the FCC Licenses; and

WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                                       The sixth “WHEREAS” paragraph of the Purchase Agreement is hereby deleted and replaced with the following:

“WHEREAS, in order to ensure an orderly, timely and efficient consummation of the transactions contemplated herein, in light of the pending Merger and Seller’s auction process, Purchaser had previously designated Designated Licensee as the assignee of the FCC Licenses and certain other assets of the Station; and

WHEREAS, with the concurrence of Seller and Designated Licensee, Purchaser has subsequently determined to rescind such designation of the Designated Licensee.”

2.                                       The lead-in paragraph to Section 2.1 of the Purchase Agreement is hereby amended to read as follows:

2.1.                            Purchase and Sale of Assets.

Subject to the conditions set forth in this Agreement, at the Closing, Seller shall assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to the following assets relating to the Station (the “Purchased Assets”), free and clear of all Liens (other than Permitted Liens):

3.                                       A new Section 2.4 shall be added to the Purchase Agreement to read as follows:

2.4.                            Initial Transfer of Certain Purchased Assets.

Notwithstanding any provision to the contrary, Purchaser and Seller have elected to effect the sale and transfer of the Purchased Assets (other than the License Assets) and the assignment and assumption of the Assumed Contract (collectively, the “Initial Transfer”), each as effective as of May 2, 2003 (the “Initial Transfer Date”).  For purposes of prorating items of expense relating to the Purchased Assets transferred at the Initial Transfer pursuant to Section 3.5 and determining the risk of loss with respect to such Purchased Assets pursuant to Section 6.8, references in such Sections to the “Closing” and the “Closing Date” shall be deemed to be references to the “Initial Transfer” and the “Initial Transfer Date”.

4.                                       The paragraph which succeeds Section 2.1.8 of the Purchase Agreement is hereby deleted in its entirety.

5.                                       Section 3.1 of the Purchase Agreement is hereby amended to read as follows:

3.1.                            Purchase Price.

The purchase price for the Purchased Assets shall be Thirty-Two Million Eight Hundred Seventy-Five Thousand Dollars ($32,875,000), plus the Additional Amount (as defined below), if any (collectively, the “Purchase Price”).  Purchaser shall pay the Purchase Price to Seller as follows: (a) the sum of Twenty-Nine Million Eight Hundred Seventy-Five Thousand Dollars ($29,875,000) paid by Purchaser to Seller on the Initial Transfer Date pursuant to the Time Brokerage Agreement shall be credited towards the payment of the Purchase Price and (b) the sum of Three Million Dollars ($3,000,000) shall be paid in cash to Seller on the “Deferred Payment Date” (as hereinafter defined) by wire transfer of immediately available funds to an account or accounts identified by Seller in writing prior to the Deferred Payment Date.  As used herein, the “Deferred Payment Date” shall mean the earlier of (i) the Closing Date or (ii) if Purchaser has not assigned this Agreement to an unaffiliated third party in accordance with Section 11.8.1 prior to the eighteenth (18th) month anniversary date of this Agreement (the “18 Month Date”), then the 18 Month Date.  In addition, if the Closing has not occurred prior to the 18 Month Date and Purchaser has not assigned this Agreement to an unaffiliated third party in accordance with Section 11.8.1 prior to the 18 Month Date, then the Purchase Price shall increase by Three Hundred Thousand Dollars ($300,000) (the “Additional Amount”).  Purchaser shall pay the Additional Amount to Seller on the Closing Date by wire transfer of immediately available funds to an account or accounts identified by Seller in writing prior to the Closing Date.

6.                                       Section 3.2 of the Purchase Agreement is hereby amended by replacing the words “Purchased Assets” with the words “License Assets”.

7.                                       Section 3.3 of the Purchase Agreement is hereby amended to read as follows:

3.3.                            Transfer and Closing Procedures.

At the Initial Transfer and the Closing, Seller shall deliver to Purchaser such bills of sale, instruments of assignment, transfer and conveyance and similar documents as Purchaser shall reasonably request.  Against such delivery, Purchaser shall (a) pay the Purchase Price to Seller in accordance with Section 3.1 above and (b) at the Initial Transfer, execute and deliver an assumption agreement with respect to the Assumed Contract in a form reasonably acceptable to both Seller and Purchaser.  Each party will cause to be prepared, executed and delivered all other documents required to be delivered by such party pursuant to this Agreement and all other appropriate and customary documents as another party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.  All actions taken at the Initial Transfer and the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed at the Initial Transfer or the Closing, as applicable.

8.                                       Section 5.6 of the Purchase Agreement is hereby deleted in its entirety.

9.                                       Section 6.1.1 of the Purchase Agreement is hereby amended to read as follows:

6.1.1.                     No later than one (1) Business Day after the date hereof, (i) BCR License Sub, with the concurrence of Designated Licensee, shall request that the FCC dismiss the pending application for FCC consent to the assignment of the FCC Licenses from BCR License Sub to Designated Licensee, FCC File No. BALH-20030102ACF, and (ii) Seller and Purchaser shall jointly cause to be filed two applications with the FCC requesting the FCC’s consent to the assignment of the FCC Licenses from BCR License Sub to HBC License, one application setting forth information as to the current ownership of Purchaser and the second application setting forth information as to the proposed ownership of Purchaser following the HBC/Univision merger (collectively, the “FCC Assignment Application”).  Each party shall pay its own expenses in connection with the preparation and prosecution of the FCC Assignment Application and shall share equally any filing fees associated with the FCC Assignment Application.

10.                                 Section 6.1.3 of the Purchase Agreement is hereby amended to read as follows:

6.1.3.                     Upon the terms and subject to the conditions set forth in this Agreement, Seller and Purchaser shall each use their respective reasonable best efforts to promptly (a) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (b) obtain from any Governmental Authority or other Person any actions, non-actions, clearances, waivers, consents, approvals, permits or Orders required to be obtained by Seller, Purchaser or any of their respective Affiliates in connection with the authorization, execution, delivery and performance of this Agreement, the consummation of the other transactions contemplated hereby and thereby and the assignment of the FCC Licenses from BCR License Sub to HBC License; (c) furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement, including filings in connection with the FCC Assignment Application, and to supply promptly any additional information and documentary material that may be requested in connection with such filings or applications; (d) avoid the entry of, or have vacated or terminated, any Order that would restrain, prevent or delay the Closing or the FCC Order, including defending against and opposing any lawsuits or other proceedings (including any FCC reconsideration or review), whether judicial or administrative, reviewing or challenging this Agreement, the consummation of the other transactions contemplated hereby and thereby or the assignment of the FCC Licenses from BCR License Sub to HBC License; and (e) execute and deliver any additional instruments necessary to assign the FCC Licenses from BCR License Sub to HBC License or to consummate any other transactions contemplated by this Agreement.  No party to this Agreement shall consent to any voluntary delay of the assignment of the FCC Licenses from BCR License Sub to HBC License or the consummation of the other transactions contemplated hereby at the behest of any Governmental Authority or other Person without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

11.                                 Article 7 of the Purchase Agreement is hereby amended as follows:

(a)                                  The words “Purchased Assets” in the introductory paragraph are replaced with the words “License Assets”;

(b)                                 The words “that relate solely to the License Assets” are added immediately after the first occurrence of the words “this Agreement” in each of Section 7.1 and Section 7.2; and

(c)                                  Section 7.5 is deleted in its entirety, and Section 7.6 is renumbered as Section 7.5.

12.                                 Article 8 of the Purchase Agreement is hereby amended by replacing the words “Purchased Assets” in the introductory paragraph with the words “License Assets”.

13.                                 Article 9 of the Purchase Agreement is hereby amended by deleting Section 9.1.3 and Section 9.2.3

14.                                 Section 10.1 of the Purchase Agreement is hereby amended to read as follows:

10.1.                     Termination.

This Agreement may be terminated by the mutual written agreement of Purchaser and Seller, or, if the terminating party is not then in material breach of its obligations hereunder, upon written notice as follows:

10.1.1.                                                               [intentionally omitted]

10.1.2.                                                               by Seller if Purchaser is in breach of its obligations to pay the Purchase Price in accordance with Section 3.1 and such breach has not been cured by Purchaser within five (5) days of written notice of such breach;

10.1.3.                                                               by either Purchaser or Seller if the FCC denies the FCC Assignment Application in an order that has become a Final Order; or

10.1.4.                                                               by either Purchaser or Seller if the Closing has not occurred on or before the earlier of (i) the date on which the Time Brokerage Agreement has been terminated by the Programmer thereunder or by mutual consent of the parties thereto or (ii) the 20th anniversary date of this Agreement (the “Outside Date”).

10.1.5.                                                               [intentionally omitted]

10.1.6.                                                               [intentionally omitted]

Except as set forth in Section 10.1.2, the parties expressly acknowledge and agree that the Agreement shall not be terminated solely as a result of a material breach by either party in the performance of its obligations hereunder.  In the event of such material breach, except as set forth in Section 10.1.2, the sole remedy of the non-breaching party shall be to commence an action for specific performance by the breaching party of its obligations hereunder.  The non-breaching party shall also be entitled to such money damages (including attorneys’ fees and collection costs) as may be awarded in addition to, and not in lieu of, such specific performance.

15.                                 Section 11.1 of the Purchase Agreement is hereby amended to read as follows:

11.1.                     Survival.

The representations and warranties in this Agreement (other than those that relate solely to the License Assets) shall terminate at, and will have no further force and effect after, the Initial Transfer Date.  The representations and warranties in this Agreement that relate solely to the License Assets shall terminate at, and will have no further force and effect after, the Closing Date.  No covenants or agreements of the parties contained in this Agreement shall survive the Initial Transfer or the Closing, except that covenants that contemplate or may involve actions to be taken or obligations in effect after the Initial Transfer or the Closing, as the case may be, shall survive in accordance with their terms.

16.                                 Section 11.4 of the Purchase Agreement is hereby amended to read as follows:

11.4.                     Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred; provided, however, that if the FCC has designated the FCC Assignment Application for a hearing, Purchaser shall reimburse Seller for all costs reasonably incurred by Seller in connection with participating in such hearing.

17.                                 Section 11.8.1 of the Purchase Agreement is hereby amended to read as follows:

11.8.1.                                                               In the event that the FCC Order has not been granted prior to October 31, 2004, (i) Purchaser may assign its rights hereunder to an unaffiliated third party that is legally and financially qualified to be the assignee of the FCC Licenses, subject to the prior written consent of Seller (which shall not be unreasonably withheld); provided, that no such assignment shall relieve Purchaser of its obligations under this Agreement and (ii) Seller may assign its rights hereunder to a third party, subject to the prior written consent of Purchaser (which shall not be unreasonably withheld); provided, however, that in each case, the third party assignee shall be required to assume the obligations of the assigning party under the Time Brokerage Agreement.  Except as set forth in the preceding sentence, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto.

18.                                 Annex I of the Purchase Agreement is hereby amended by revising the definition for “Time Brokerage Agreement” to read as follows:

“Time Brokerage Agreement” shall mean the Amended and Restated Time Brokerage Agreement between BCR License Sub and HBC Illinois dated as of May 2, 2003.

19.                                 Annex I of the Purchase Agreement is hereby further amended by adding the following definitions:

“18 Month Date” shall have the meaning set forth in Section 3.1.

“Additional Amount” shall have the meaning set forth in Section 3.1.

“Deferred Payment Date” shall have the meaning set forth in Section 3.1.

“Initial Transfer” shall have the meaning set forth in Section 2.4.

“Initial Transfer Date” shall have the meaning set forth in Section 2.4.

“License Assets” shall mean, collectively, (i) the FCC Licenses, (ii) the transmitter equipment listed on Schedule 2.4 hereto, (iii) the intangible property described in Section 2.1.5 of this Agreement, (iv) the logs and all materials maintained in the FCC public file relating to the Station, technical data, political advertising records and all other records, correspondence with and documents pertaining to the FCC, and (v) and the promotional materials described in Section 2.1.8 of this Agreement.

20.                                 Except as expressly modified hereby, all other terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with their terms.

21.                                 This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to Asset Purchase Agreement to be executed as of the date first written above.

BIG CITY RADIO, INC.

By:	/ s / Paul R. Thomson
Paul R. Thomson Vice President and Chief Financial Officer

BIG CITY RADIO-CHI, L.L.C.
By:	BIG CITY RADIO, INC.,
Its Managing Member

By:	/ s / Paul R. Thomson
Paul R. Thomson Vice President and Chief Financial Officer

HBC ILLINOIS, INC.

By:	/ s / Gerald J. Ryan
Gerald J. Ryan President and General Manager

HBC LICENSE CORPORATION

By:	/ s / Jeffrey T. Hinson
Jeffrey T. Hinson
Senior Vice President and Chief Financial Officer

SCHEDULE 2.4

TRANSMITTER EQUIPMENT

Quantity

Description

1	Harris Platinum Z-10 CD Transmitter
1	Harris Digit CD Exciters (one of these is an N+1 unit)
1	Burk Technology ARC-16 Remote Control w/ESI
2	Burk Technology IP-8 Interface Panels
1	Spectracom 8195A GPS Receiver w/antenna
1	Harris Intaplex TDM-163 STL Plus with Synchrocast Add On Package
1	Eastern Research DNS-1000 T-1 CSU / DSU units 1 each station
1	Harris A2D2A Analog to Digital / Digital to Analog Converter
1	Comrex Nexus ISDN Transceiver
1	ERI 960 Series 3-Pole Cavity Filters 1 each station
1	Altronics Research 10kW Dummy Loads 1 each station
1	Harris equipment racks
1	Dielectric 4 port 1 5/8 inch coax switches
1	ERI 2 bay Cavity-Backed Resonator Antenna and associated hardware, 103.1 MHz